EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT

                                                            Percentage of
                                   Jurisdiction of          Ownership held
Subsidiary                          Incorporation           by Registrant
----------                          -------------           -------------

First Federal Savings Bank          United States                100%



The financial statements of the subsidiary of the registrant are consolidated with those of the registrant.